Exhibit 23




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-9778) of Rhodia S.A. of our report dated June 24, 2005 relating to the financial statements of the Rhodia Inc. Savings Plus Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Florham Park, NJ
June 28, 2005